Bank of America 2Q22 Financial Results July 18, 2022

2Q22 Financial Results

Summary Income Statement ($B, except per share data)	2Q22	1Q22	Inc / (Dec)		2Q21	Inc / (Dec)	
Total Revenue, net of interest expense	**$22.7**	$23.2	($0.5)	(2) %	$21.5	$1.2	6 %
Provision (benefit) for credit losses	**0.5**	—	0.5	N/M	(1.6)	2.1	N/M
Net charge-offs	**0.6**	*0.4*	*0.2*	*46*	*0.6*	—	*(4)*
Reserve build (release)[1]	—	*(0.4)*	*0.3*	*N/M*	*(2.2)*	*2.2*	*N/M*
Noninterest expense	**15.3**	15.3	—	—	15.0	0.2	2
Pretax income	**6.9**	7.9	(1.0)	(13)	8.0	(1.2)	(14)
Pretax, pre-provision income[2]	**7.4**	*7.9*	*(0.5)*	*(6)*	*6.4*	*1.0*	*15*
Income tax expense	**0.6**	0.8	(0.2)	(21)	(1.2)	1.8	N/M
Net income	**$6.2**	$7.1	($0.8)	(12)	$9.2	($3.0)	(32)
Diluted earnings per share	**$0.73**	$0.80	($0.07)	(9)	$1.03	($0.30)	(29)
Average diluted common shares (in millions)	**8,163**	8,202	(39)	—	8,735	(572)	(7)

2Q21 included a positive income tax adjustment related to the revaluation of U.K. deferred tax assets of $2.0B

Return Metrics and Efficiency Ratio	2Q22	1Q22	2Q21
Return on average assets	**0.79 %**	0.89 %	1.23 %
Return on average common shareholders' equity	**9.9**	11.0	14.3
Return on average tangible common shareholders' equity[2]	**14.1**	15.5	19.9
Efficiency ratio	**67**	66	70

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note A on slide 33.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 33. For important presentation information about these measures, see slide 36.

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2Q22 Highlights (Comparison to 2Q21, unless otherwise noted) • Net income of $6.2B; diluted earnings per share of $0.73; ROE1 9.9%, ROTCE1,2 14.1% • Revenue, net of interest expense, of $22.7B increased $1.2B, or 6% – Net interest income (NII) of $12.4B ($12.5B FTE2) increased $2.2B, or 22%, driven by higher interest rates, lower premium amortization and strong loan growth – Noninterest income of $10.2B decreased $1.0B, or 9%, driven by lower investment banking fees, mark-to-market losses related to leveraged finance positions and lower service charges due to non-sufficient funds and overdraft policy changes, partially offset by higher sales and trading revenues • Provision for credit losses of $0.5B vs. a benefit of $1.6B in 2Q21 – Reserve release of $48MM vs. release of $2.2B in 2Q213 – Net charge-offs (NCOs) of $571MM declined 4%; net charge-off ratio of 23 bps • Noninterest expense of $15.3B increased $0.2B, or 2%, vs. 2Q21, and remained flat QoQ, despite approximately $425MM recognized for certain regulatory matters – Generated operating leverage4 for the fourth consecutive quarter (418 bps in 2Q22) • Balance sheet remained strong – Loans and leases grew $38B from 1Q22 – Deposits decreased $88B from 1Q22 – Common Equity Tier 1 (CET1) ratio of 10.5% improved modestly from 1Q22 – Average Global Liquidity Sources (GLS)5 of $1.0T – Paid $1.7B in common dividends and repurchased $1.0B of common stock, including repurchases to offset shares awarded under equity-based compensation plans 3 Note: FTE stands for fully taxable-equivalent basis. 1 ROE stands for return on average common shareholders’ equity; ROTCE stands for return on average tangible common shareholders’ equity. 2 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 36. 3 For more information on reserve build (release), see note A on slide 33. 4 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 5 See note C on slide 33 for definition of Global Liquidity Sources.

22% 51% 27% 36% 32% 41% 42% 13% 4% 12% vs. 2019 YTD vs. 2021 YTD Travel & Entertainment Gas Food Retail Services 0% 25% 50% 75% 9% 11% 30% 10% 19% 5% 17%Credit Debit ACH Wires P2P/P2B Cash Check 2022 YTD YoY Change in Payment Transaction Volume Consumer Spend Remained Strong; 2022 YTD up 13% YoY to $2.1T Note: Amounts may not total due to rounding. 1 Total payments include total credit card, debit card, ACH, wires, billpay, person-to-person (P2P), cash and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and Global Wealth & Investment Management (GWIM). 3 Excludes credit and debit Money Transfers, Charitable Donations and miscellaneous categories with immaterial volume. 4 P2B stands for person-to-business. 2022 YTD Credit and Debit Spend2,3 ($ volume) Growth Payment Spend1 ($ volume) and YoY % Growth 4 2022 YTD Payment Spend ($ volume) 9% 6% 14% (5%) Credit/Debit ACH/Wire P2P/P2B Cash/Check $1.5T $1.5T $1.8T $2.1T 5% (2%) 25% 13% 2019 YTD 2020 YTD 2021 YTD 2022 YTD % of 2022 YTD Total 76% 10% 8% 5% $2.1T 79%4 4 % of 2022 YTD Credit / Debit Spend 12% 7% 23% 32% 26%

$675 $448 257 228 154 27 161 84 44 51 57 46 Residential mortgage Home equity Consumer credit card Consumer vehicle lending Securities based lending Other consumer 4Q09 2Q22 $0 $250 $500 $750 Credit Risk Transformation Reflects Responsible Growth (EOP) Note: Amounts may not total due to rounding. 1 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our Securities and Exchange Commission (SEC) filings. 2 Nine-quarter loss rate from Comprehensive Capital Analysis and Review (CCAR) severely adverse scenario. Consumer Loan Portfolio ($B)1 Commercial Loan Portfolio ($B)1 Federal Reserve Stress Test Loan Loss Rates (%)2 Loan Mix1 5 $328 $582 207 376 29 128 69 64 22 14 U.S. commercial Non-U.S. commercial Commercial real estate Other 4Q09 2Q22 $0 $200 $400 $600 4Q09 67% 33% 2Q22 44% 56% $1,031B$1,003B 6.9% 5.2% 7.7% 6.0% 9.2% 6.4% 7.1% BAC Peer 1 Peer 2 Peer 3 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 (48%) (82%) ~2x >4x Commercial Consumer

Balance Sheet Transformation Highlights

(EOP basis unless noted)

Metric	4Q09	4Q19	2Q22
Total loans and leases[1]	**$1,003B**	**$983B**	**$1,031B**
% consumer	*67%*	*47%*	*44%*
Consumer credit card	*$161B*	*$98B*	*$84B*
Home equity	*$154B*	*$41B*	*$27B*
GWIM loans	*$100B*	*$177B*	*$222B*
Commercial real estate *of which Construction (%)*	*$69B* *39%*	*$63B* *12%*	*$64B* *13%*
Nonperforming loans	**3.75%**	**0.36%**	**0.41%**
NCOs[1]	**$11B**	**$959MM**	**$571MM**
Nine-quarter stressed net credit losses[2]	**$104B / 10.0%**	**$44B / 4.4%**	**$53B / 5.2%**
Tangible common shareholders' equity[1,3]	**$112B**	**$172B**	**$170B**
Global Liquidity Sources[4]	**$214B**	**$576B**	**$984B**

Transformation through Responsible Growth

- Our loan portfolio is more balanced today and has less inherent risk
  - Lower concentration in the consumer portfolio
  - Less exposure to unsecured consumer credit and home equity loans
  - More than doubled GWIM loans
  - Commercial Real Estate portfolio more balanced, with less concentration in construction loans
  - CCAR stress test results indicate significantly lower credit losses expected in a severe downturn
- Our capital base and liquidity have also increased significantly
  - ~$60B higher tangible common equity[3]
  - Global Liquidity Sources[4] have increased to approximately five times higher than 4Q09

[1] 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our SEC filings. Amounts include loans accounted for under the fair value option (FVO).
[2] Nine-quarter loss rate. 4Q09 based on the 2009 Supervisory Capital Assessment Program; 2Q22 and 4Q19 based on Federal Reserve CCAR stress test results.
[3] Represent non-GAAP financial measures. Tangible common shareholders' equity is calculated as common shareholders' equity of $240.0B $241.4B and $207.2B for 2Q22, 4Q19 and 4Q09, which has been reduced by goodwill of $69.0B for 2Q22 and 4Q19 and $86.3B for 4Q09 and intangible assets (excluding mortgage servicing rights) of $2.1B, $1.7B and 12.0B for 2Q22, 4Q19 and 4Q09, net of related deferred tax liabilities of $0.9B, $0.7B and $3.5B for 2Q22, 4Q19 and 4Q09. For important presentation information, see slide 36.
[4] 4Q09 GLS shown on ending basis. Bank of America Corporation ("the Corporation") adopted the disclosure of average liquidity sources in 2017. See note C on slide 33 for definition of Global Liquidity Sources.

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Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

Balance Sheet Metrics	2Q22	1Q22	2Q21
Assets ($B)			
Total assets	**$3,112**	$3,238	$3,030
Total loans and leases	**1,031**	993	919
Total loans and leases in business segments[1]	**1,020**	978	901
Total debt securities	**933**	970	940
Funding & Liquidity ($B)			
Total deposits	**$1,984**	$2,072	$1,909
Long-term debt	**276**	279	275
Global Liquidity Sources (average)[2]	**984**	1,109	1,063
Equity ($B)			
Common shareholders' equity	**$240**	$239	$254
Common equity ratio	**7.7 %**	7.4 %	8.4 %
Tangible common shareholders' equity[3]	**$170**	$169	$183
Tangible common equity ratio[3]	**5.6 %**	5.3 %	6.2 %
Per Share Data			
Book value per common share	**$29.87**	$29.70	$29.89
Tangible book value per common share[3]	**21.13**	20.99	21.61
Common shares outstanding (in billions)	**8.04**	8.06	8.49

Basel 3 Capital ($B)[4]	2Q22	1Q22	2Q21
Common equity tier 1 capital	**$172**	$170	$179
Standardized approach			
Risk-weighted assets (RWA)	**$1,640**	$1,639	$1,552
CET1 ratio	**10.5 %**	10.4 %	11.5 %
Advanced approaches			
Risk-weighted assets	**$1,409**	$1,416	$1,380
CET1 ratio	**12.2 %**	12.0 %	13.0 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.5 %**	5.4 %	5.9 %

- CET1 ratio of 10.5% increased 11 bps vs. 1Q22[4]
  - CET1 capital of $172B rose $2B from 1Q22, driven by net income, partially offset by capital distributions to common shareholders and OCI on AFS debt securities[5]
  - Standardized RWA of $1,640B increased $1B from 1Q22
- Book value per share of $29.87 grew modestly from 1Q22
- $1.0T in average Global Liquidity Sources,[2] down $125B, or 11%, from 1Q22

[1] Excludes loans and leases in All Other.
[2] See note C on slide 33 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 36.
[4] Regulatory capital ratios at June 30, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all reporting periods presented.
[5] OCI stands for other comprehensive income; AFS stands for available-for-sale.

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10.4% +36 bps +3 bps 10.5% 1Q22 Net income applicable to common shareholders Share repurchases Common dividends OCI on AFS debt securities Risk-weighted assets Other 2Q22 CET1 Ratio1 Drivers Note: Amounts may not total due to rounding. 1 Regulatory capital ratios at June 30, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all reporting periods presented. 2 Payout ratio is calculated as share repurchases plus common dividends, divided by net income applicable to common shareholders. 3 Gross share repurchases, excluding shares awarded under equity-based compensation plans. 8 3 Total payout ratio:2 45% (6 bps) (10 bps) (11 bps) $5.9B $1.0B $1.7B $1.8B $1.1B (1 bps) $0.5B

$889 $903 $929 $962 $1,000 282 281 282 284 290 194 200 205 211 219 325 325 339 359 377 88 97 103 109 114 Consumer Banking GWIM Global Banking Global Markets 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $250 $500 $750 $1,000 $1,250 $908 $921 $945 $978 $1,015 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $250 $500 $750 $1,000 $1,250 3% +13% +16% +30% Average Loan and Lease Trends1 YoY +12% YoY +13% YoY (25%) Note: Amounts may not total due to rounding. 1 PPP stands for Paycheck Protection Program. Includes balances related to PPP of $2.6B recorded in Consumer $1.6B, GWIM $0.1B and Global Banking $0.9B for 2Q22, balances of $3.8B recorded in Consumer $2.2B, GWIM $0.1B and Global Banking $1.5B for 1Q22, balances of $6.4B recorded in Consumer $3.7B, GWIM $0.2B and Global Banking $2.4B for 4Q21, balances of $12.8B recorded in Consumer $8.1B, GWIM $0.5B and Global Banking $4.1B for 3Q21, and balances of $19.8B recorded in Consumer $11.4B, GWIM $0.7B and Global Banking $7.7B for 2Q21. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $413 $419 $428 $435 $446 $494 $501 $517 $543 $569 Consumer loans Commercial loans 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $250 $500 $750 9 Ex. PPP $888 $908 $939 $974 $1,012 15 14 13 12 12 4 4 3 3 3 $19 $18 $16 $15 $14 Residential mortgage Home equity 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $5 $10 $15 $20 $25 YoY +14%

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. $333 $339 $361 $385 $364 309 314 332 353 333 24 26 29 32 31 Interest-bearing Noninterest-bearing 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 $500 $1,889 $1,943 $2,017 $2,046 $2,012 1,160 1,178 1,211 1,247 1,222 729 764 806 799 790 Interest-bearing Noninterest-bearing 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 $507 $534 $562 $540 $509 163 166 165 157 142 344 368 398 383 367 Interest-bearing Noninterest-bearing 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $200 $400 $600 +8% +28% +5% +8% YoY +7% YoY +9% YoY +10% (13%) +7% +10% YoY +1% 10 +11% $979 $1,001 $1,027 $1,056 $1,078 425 435 445 458 466 231 232 238 247 249 323 333 344 352 363 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $250 $500 $750 $1,000 $1,250

Net Interest Income (FTE, $B)1 • Net interest income of $12.4B ($12.5B FTE1) – Increased $872MM from 1Q22, driven by lower premium amortization expense, higher interest rates and higher loan balances ▪ Premium amortization expense of $0.6B vs. $0.9B in 1Q22 • Net interest yield of 1.86% increased 17 bps from 1Q22 – Excluding Global Markets, net interest yield of 2.20%1 • Interest rate sensitivity as of June 30, 20222 – +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $5.0B over the next 12 months Net Interest Income Increased $2.2B, or 22% YoY Net Interest Yield (FTE)1 Note: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.0B, $1.0B, $1.0B and $1.0B and average earning assets of $598.8B, $610.9B, $580.8B, $557.3B and $531.0B for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively. The Corporation believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 36. 2 NII asset sensitivity represents banking book positions. See note D on slide 33 for information on asset sensitivity assumptions. 1.61% 1.68% 1.67% 1.69% 1.86% 1.83% 1.93% 1.92% 1.99% 2.20% Reported net interest yield Net interest yield excl. GM 2Q21 3Q21 4Q21 1Q22 2Q22 1.00% 1.50% 2.00% 2.50% $10.3 $11.2 $11.5 $11.7 $12.5 $10.2 $11.1 $11.4 $11.6 $12.4 Net interest income (GAAP) FTE Adjustment 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $5.0 $10.0 $15.0 11

$15.0 $14.4 $14.7 $15.3 $15.3 8.7 8.7 9.0 9.5 8.9 6.4 5.7 5.7 5.8 6.4 Compensation and benefits Other 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $5.0 $10.0 $15.0 $20.0 70% 63% 67% 66% 67% 2Q21 3Q21 4Q21 1Q22 2Q22 50% 60% 70% 80% • Noninterest expense of $15.3B included approximately $425MM recognized for certain regulatory matters and increased $0.2B, or 2%, vs. 2Q21 • 2Q22 expenses were relatively flat vs. 1Q22, as the absence of seasonally elevated payroll taxes and lower incentive compensation was largely offset by expenses recognized for certain regulatory matters and marketing spend Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 12

• Total net charge-offs of $571MM1 increased $179MM from 1Q22 – Consumer net charge-offs of $525MM increased $185MM and included $85MM for non-core mortgage sales – Commercial net charge-offs of $46MM remained low • Net charge-off ratio of 0.23% increased 7 bps from 1Q22; excluding the non-core mortgage sales, net charge-off ratio remained near historical lows • Provision for credit losses of $523MM – Reserves remained relatively flat to prior quarter as builds for loan growth and the impact of a dampening macroeconomic outlook were offset by asset quality improvement and reduced pandemic uncertainty • Allowance for loan and lease losses of $12.0B represented 1.17% of total loans and leases1 – Total allowance of $13.4B included $1.5B for unfunded commitments • Nonperforming loans (NPLs) decreased $0.5B from 1Q22 to $4.2B – 60% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $18.1B decreased $2.6B from 1Q22, driven by declines across a broad range of industries Asset Quality 1 Excludes loans measured at fair value. Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision (Benefit) for Credit Losses ($MM) Net Charge-offs ($MM)1 ($1,621) ($624) ($489) $30 $523 2Q21 3Q21 4Q21 1Q22 2Q22 ($2,000) ($1,500) ($1,000) ($500) $0 $500 $1,000 $595 $463 $362 $392 $571 0.27% 0.20% 0.15% 0.16% 0.23% Net charge-offs Net charge-off ratio 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $200 $400 $600 $800 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 13

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial, commercial real estate and commercial lease financing. $82 $134 $50 $52 $46 0.07% 0.11% 0.04% 0.04% 0.03% C&I Small business Commercial NCO ratio 2Q21 3Q21 4Q21 1Q22 2Q22 ($50) $0 $50 $100 $150 $200 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% $513 $329 $312 $340 $525 0.50% 0.31% 0.29% 0.32% 0.47% Credit card Other Consumer NCO ratio 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $150 $300 $450 $600 0.00% 0.25% 0.50% 0.75% 1.00% Commercial Metrics ($MM) 2Q22 1Q22 2Q21 Provision $113 $16 ($914) Reservable criticized utilized exposure 18,114 20,682 28,878 Nonperforming loans and leases 1,298 1,521 1,863 % of loans and leases1 0.22% 0.28% 0.38 % Allowance for loans and leases $5,361 $5,389 $6,663 % of loans and leases1 0.93% 0.98% 1.35 % Consumer Metrics ($MM) 2Q22 1Q22 2Q21 Provision $410 $14 ($707) Nonperforming loans and leases 2,866 3,104 3,044 % of loans and leases1 0.64% 0.71% 0.73 % Consumer 30+ days performing past due $2,806 $2,844 $3,233 Fully-insured2 734 817 997 Non fully-insured 2,072 2,027 2,236 Consumer 90+ days performing past due 1,000 1,077 1,235 Allowance for loans and leases 6,612 6,715 7,432 % of loans and leases1 1.48% 1.53% 1.78% # times annualized NCOs 3.14 x 4.88 x 3.61 x 14 3

Consumer Banking

Summary Income Statement ($MM)	2Q22	Inc / (Dec) 1Q22	Inc / (Dec) 2Q21
Total revenue, net of interest expense	**$9,136**	$323	$950
Provision (benefit) for credit losses	**350**	402	1,047
Noninterest expense	**4,959**	38	100
Pretax income	**3,827**	(117)	(197)
Pretax, pre-provision income[1]	**4,177**	*285*	*850*
Income tax expense	**938**	(28)	(48)
Net income	**$2,889**	($89)	($149)

Key Indicators ($B)	2Q22	1Q22	2Q21
Average deposits	**$1,078.0**	$1,056.1	$979.1
Rate paid on deposits	**0.02 %**	0.02 %	0.02 %
Cost of deposits[2]	**1.14**	1.16	1.18
Average loans and leases	**$289.6**	$284.1	$281.8
Net charge-off ratio	**0.70 %**	0.59 %	0.89 %
Net charge-offs ($MM)	**$502**	$416	$625
Reserve build (release) ($MM)	**(152)**	(468)	(1,322)
Consumer investment assets[3]	**$315.2**	$357.6	$345.8
Active mobile banking users (MM)	**34.2**	33.6	31.8
% Consumer sales through digital channels	**48 %**	53 %	44 %
Number of financial centers	**3,984**	4,056	4,296
Combined credit /debit purchase volumes[4]	**$220.5**	$198.5	$200.3
Total consumer credit card risk-adjusted margin[4]	**9.95 %**	10.40 %	9.76 %
Return on average allocated capital	**29**	30	32
Allocated capital	**$40.0**	$40.0	$38.5
Efficiency ratio	**54 %**	56 %	59 %

- Net income of $2.9B decreased 5% from 2Q21 as NII improvement was more than offset by increased provision expense due to a reserve release that benefited 2Q21
  - Pretax, pre-provision income[1] of $4.2B increased 26% from 2Q21
- Revenue of $9.1B increased 12% from 2Q21 due to increased NII driven by higher balances and higher interest rates, partially offset by the impact of non-sufficient funds and overdraft policy changes
- Provision for credit losses of $350MM primarily driven by loan growth and a dampening macroeconomic outlook, and increased $1.0B from 2Q21, which benefited from a reserve release
- Noninterest expense of $5.0B increased 2% from 2Q21, primarily driven by investments in the business
- Average deposits of more than $1T were $99B, or 10%, higher than 2Q21
  - 56% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $290B increased $8B, or 3%, from 2Q21; excluding PPP up $18B, or 7%, vs. 2Q21[6]
- Combined credit / debit card spend[4] of $221B increased 10% from 2Q21
  - Credit up 17%; debit up 6%, reflecting record debit card spend
- Consumer investment assets[3] of $315B declined $31B, or 9%, from 2Q21, driven by lower market valuations, partially offset by $21B of client flows from new and existing clients
  - Record 3.4MM consumer investment accounts, up 6% YoY
- 9.8MM Total clients[7] enrolled in Preferred Rewards, up 10% from 2Q21
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 33. For important presentation information, see slide 36.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets includes client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] Average loans and leases was $290B and $282B for 2Q22 and 2Q21. Excluding average PPP loan balances of $2B and $11B, average loan balances were $288B and $270B for the same periods. For important presentation information, see slide 36.
[7] As of May, 2022. Includes clients in Consumer, Small Business and GWIM.

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Global Wealth & Investment Management

Summary Income Statement ($MM)	2Q22	Inc / (Dec) 1Q22	2Q21
Total revenue, net of interest expense	**$5,433**	($43)	$368
Provision (benefit) for credit losses	**33**	74	95
Noninterest expense	**3,875**	(140)	62
Pretax income	**1,525**	23	211
Pretax, pre-provision income[1]	***1,558***	*97*	*306*
Income tax expense	**374**	6	52
Net income	**$1,151**	$17	$159

Key Indicators ($B)	2Q22	1Q22	2Q21
Average deposits	**$363.9**	$384.9	$333.5
Rate paid on deposits	**0.11 %**	0.03 %	0.03 %
Average loans and leases	**$219.3**	$210.9	$194.0
Net charge-off ratio	**0.02 %**	0.00 %	0.00 %
Net charge-offs ($MM)	**$9**	$1	$—
Reserve build (release) ($MM)	**24**	(42)	(62)
AUM flows	**$1.0**	$15.5	$11.7
Pretax margin	**28 %**	27 %	26 %
Return on average allocated capital	**26**	26	24
Allocated capital	**$17.5**	$17.5	$16.5

- Net income of $1.2B increased 16% from 2Q21
  - Pretax, pre-provision income[1] of $1.6B increased 24% from 2Q21
- Revenue of $5.4B increased 7% compared to 2Q21, driven by the NII benefit from higher balances and higher interest rates
- Noninterest expense of $3.9B increased 2% vs. 2Q21, driven by higher employee-related expenses
- Client balances of $3.4T decreased 8% from 2Q21, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $53B since 2Q21
- Average deposits of $364B increased $30B, or 9%, from 2Q21
- Average loans and leases of $219B increased $25B, or 13%, from 2Q21, driven by residential mortgage lending, securities-based lending and custom lending
  - 49th consecutive quarter of average loan and lease balance growth
- Added more than 5,100 net new relationships across Merrill and Private Bank in 2Q22
- 82% of GWIM households / relationships are digitally active across the enterprise, up from 80% in 2Q21

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 33. For important presentation information, see slide 36.

16

Global Banking

Summary Income Statement ($MM)	2Q22	Inc / (Dec) 1Q22	2Q21
Total revenue, net of interest expense[1]	**$5,006**	($188)	($84)
Provision (benefit) for credit losses	**157**	(8)	988
Noninterest expense	**2,799**	116	200
Pretax income	**2,050**	(296)	(1,272)
Pretax, pre-provision income[2]	**2,207**	*(304)*	*(284)*
Income tax expense	**543**	(79)	(354)
Net income	**$1,507**	($217)	($918)

Selected Revenue Items ($MM)	2Q22	1Q22	2Q21
Total Corporation IB fees (excl. self-led)[1]	**$1,128**	$1,457	$2,122
Global Banking IB fees[1]	**692**	880	1,173
Business Lending revenue	**2,032**	2,111	1,912
Global Transaction Services revenue[3]	**2,381**	2,088	1,798

Key Indicators ($B)	2Q22	1Q22	2Q21
Average deposits	**$509.3**	$539.9	$506.6
Average loans and leases	**377.2**	358.8	325.1
Net charge-off ratio	**0.01 %**	(0.01) %	0.00 %
Net charge-offs ($MM)	**$14**	($12)	$3
Reserve build (release) ($MM)	**143**	177	(834)
Return on average allocated capital	**14 %**	16 %	23 %
Allocated capital	**$44.5**	$44.5	$42.5
Efficiency ratio	**56 %**	52 %	51 %

- Net income of $1.5B decreased 38% from 2Q21, primarily driven by provision expense of $157MM versus a reserve release that benefited 2Q21
- Revenue of $5.0B decreased $0.1B vs. 2Q21, primarily driven by lower investment banking fees, mark-to-market losses related to leveraged finance positions, and lower leasing-related revenue, partially offset by higher NII from the benefit of higher interest rates and strong loan growth
- Total Corporation investment banking fees of $1.1B (excl. self-led) decreased $1.0B, or 47%, from 2Q21
- Provision for credit losses of $157MM, primarily driven by a dampening macroeconomic outlook as well as loan growth, and increased $988MM from 2Q21, which benefited from a reserve release
- Noninterest expense of $2.8B increased 8% from 2Q21, primarily reflecting continued investments in the business, including strategic hiring, and higher expenses recognized for certain regulatory matters
- Average deposits of $509B increased $3B, or 1%, from 2Q21
- Average loans and leases of $377B increased 16% from 2Q21, reflecting strong client demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 33. For important presentation information, see slide 36.
[3] Prior periods have been revised to conform to current-period presentation.

17

Global Markets[1]

Summary Income Statement ($MM)	2Q22	Inc / (Dec) 1Q22	2Q21
Total revenue, net of interest expense[2]	$4,502	($790)	($218)
Net DVA	*158*	*89*	*192*
Total revenue (excl. net DVA)[2,3]	*4,344*	*(879)*	*(410)*
Provision (benefit) for credit losses	8	3	(14)
Noninterest expense	3,109	(8)	(362)
Pretax income	1,385	(785)	158
Pretax, pre-provision income[4]	*1,393*	*(782)*	*144*
Income tax expense	367	(208)	48
Net income	$1,018	($577)	$110
Net income (excl. net DVA)[3]	*$898*	*($645)*	*($36)*

Selected Revenue Items ($MM)[2]	2Q22	1Q22	2Q21
Sales and trading revenue	$4,153	$4,719	$3,561
Sales and trading revenue (excl. net DVA)[3]	3,995	4,650	3,595
FICC (excl. net DVA)[3]	2,340	2,648	1,965
Equities (excl. net DVA)[3]	1,655	2,002	1,630
Global Markets IB fees	461	582	959

Key Indicators ($B)	2Q22	1Q22	2Q21
Average total assets	$866.7	$858.7	$797.6
Average trading-related assets	606.1	596.2	566.8
Average 99% VaR ($MM)[6]	118	79	77
Average loans and leases	114.4	108.6	87.8
Net charge-offs ($MM)	(4)	21	—
Reserve build (release) ($MM)	12	(16)	22
Return on average allocated capital	10 %	15 %	10 %
Allocated capital	$42.5	$42.5	$38.0
Efficiency ratio	69 %	59 %	74 %

- Net income of $1.0B increased 12% from 2Q21
  - Excluding net DVA, net income of $0.9B decreased 4%[3]
- Revenue of $4.5B decreased 5% from 2Q21; excluding net DVA, revenue decreased 9%,[3] primarily driven by lower investment banking fees and mark-to-market losses related to leveraged finance positions, partially offset by higher sales and trading revenue
- Reported sales and trading revenue of $4.2B increased 17% from 2Q21
  - FICC revenue increased to $2.5B, driven by improved performance across all macro products, partially offset by a weaker trading performance in credit products
  - Equities revenue increased to $1.7B, driven by a strong trading performance in derivatives offset by a weaker trading performance in cash
- Excluding net DVA, sales and trading revenue of $4.0B increased 11% from 2Q21[3]
  - FICC revenue of $2.3B increased 19%[3]
  - Equities revenue of $1.7B increased 2%[3]
- Noninterest expense of $3.1B decreased 10% vs. 2Q21, primarily driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other in 4Q21,[5] partially offset by higher expenses recognized for certain regulatory matters
- Average VaR of $118MM in 2Q22[6]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $2.5B, $2.7B and $1.9B for 2Q22, 1Q22 and 2Q21, respectively. Reported Equities sales and trading revenue was $1.7B, $2.0B and $1.6B for 2Q22, 1Q22 and 2Q21, respectively. See note E on slide 33 and slide 36 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 33. For important presentation information, see slide 36.
[5] For more information on the liquidating business realignment, see note F on slide 33.
[6] See note G on slide 33 for the definition of VaR.

18

All Other[1]

Summary Income Statement ($MM)	2Q22	Inc/(Dec) 1Q22	Inc/(Dec) 2Q21
Total revenue, net of interest expense	**($1,286)**	$155	$199
Provision (benefit) for credit losses	**(25)**	22	28
Noninterest expense	**531**	(52)	228
Pretax income	**(1,792)**	185	(57)
Pretax, pre-provision income[2]	***(1,817)***	*207*	*(29)*
Income tax (benefit)	**(1,474)**	139	2,122
Net income (loss)	**($318)**	$46	($2,179)

- Net loss of $318MM, compared to net income of $1.9B in 2Q21, driven by the absence of a $2.0B positive income tax adjustment related to the revaluation of U.K. deferred tax assets in 2Q21
- Revenue increased $199MM from 2Q21, reflecting the absence of approximately $150MM of structured notes losses which impacted the prior year
- Noninterest expense increased $228MM vs. 2Q21, driven primarily by expenses recognized for certain regulatory matters and the realignment of a liquidating business activity from Global Markets to All Other in 4Q21,[3] partially offset by decreases in other expenses
- Total corporate effective tax rate (ETR) for the quarter was 9.4% driven by recurring ESG tax credit benefits and approximately $300MM in discrete tax benefits related to the resolution of certain tax matters. Excluding ESG tax credits and these discrete tax benefits, the ETR would have been approximately 26%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 33. For important presentation information, see slide 36.
[3] For more information on the liquidating business realignment, see note F on slide 33.

19

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Online Banking and Mobile Banking Functionality(B) • No. 1 in customer satisfaction with Merchant Services by J.D. Power(C) • No. 1 Small Business Lender(D) • Best Bank in the U.S.(E) • Best Consumer Digital Bank in the U.S.(F) • Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support(G) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)3 and Accounts (MM) Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Average loans and leases includes PPP balances of $2B in 2Q22, $2B in 1Q22, $4B in 4Q21, $8B in 3Q21, and $11B in 2Q21. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking. $8.2 $8.8 $8.9 $8.8 $9.1 6.0 6.5 6.5 6.7 7.1 2.2 2.3 2.4 2.1 2.0 Net interest income Noninterest income 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $2.5 $5.0 $7.5 $10.0 $4.9 $4.6 $4.7 $4.9 $5.0 59% 52% 53% 56% 54% Noninterest expense Efficiency ratio 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% 80% $979 $1,001$1,027$1,056$1,078 550 562 578 593 606 429 439 449 463 472 Checking Other 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $200 $400 $600 $800 $1,000 $1,200 $282 $281 $282 $284 $290 110 111 113 115 117 71 73 76 76 78 47 48 49 50 51 25 24 23 22 2230 27 22 21 21 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 21 $346 $353 $369 $358 $315 3.2 3.2 3.3 3.3 3.4 Assets Accounts 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 2.0 2.5 3.0 3.5 4.0

Checks vs. Zelle Sent Transactions (MM) 180 130 133 123 48 79 125 156 Checks written Zelle sent transactions 2Q19 2Q20 2Q21 2Q22 0 50 100 150 200 Digital SalesDigital Users1 and Households2 Digital Channel Usage3,4 912 1,089 1,368 1,640 29% 47% 44% 48% Digital unit sales (K) Digital as a % of total sales 2Q19 2Q20 2Q21 2Q22 0 250 500 750 1,000 1,250 1,500 1,750 10% 20% 30% 40% 50% 60% 70% 80% 1,961 2,346 2,567 2,845 583 665 871 911 Digital channel usage (MM) Digital appointments (K) 2Q19 2Q20 2Q21 2Q22 1,000 1,500 2,000 2,500 3,000 250 500 750 1,000 1,250 37 39 41 43 48 52 53 55 65% 68% 70% 72% Active users (MM) Verified users (MM) Household adoption % 2Q19 2Q20 2Q21 2Q22 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle)5 Digital Volumes 69 117 189 239 $18 $32 $57 $73 Transactions (MM) Volume ($B) 2Q19 2Q20 2Q21 2Q22 0 50 100 150 200 250 $0 $20 $40 $60 $80 $100 Record 55MM Verified and 43MM Active Digital Users1 in 2Q22 Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users; verified users represent those with a digital identification and password. 2 Household adoption represents households with consumer bank login activities in a 90-day period, as of May, 2022. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. Total Erica Users and Interactions (MM) 7.6 14.4 21.2 27.6 16.4 37.2 94.2 123.1 Erica users Erica interactions 2Q19 2Q20 2Q21 2Q22 0.0 5.0 10.0 15.0 20.0 25.0 30.0 0.0 50.0 100.0 150.0 200.0 8.0 11.3 14.3 17.0 users (MM) 22 Digital Adoption

931 1,049 940 977 1,068 2Q21 3Q21 4Q21 1Q22 2Q22 0 500 1,000 1,500 Home Equity New Originations ($B)1,3 Consumer Creditworthiness Remains Strong 1 Includes loan production within Consumer Banking and GWIM. For consumer credit card balances, includes average balances of $3B, $3B, and $2B in 2Q22, 1Q22 and 2Q21, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. 4 Represents Consumer Banking only. Consumer Vehicle Lending New Originations ($B) Consumer Credit Card New Accounts (000s)1 23 Residential Mortgage New Originations ($B)1,3 Key Stats 2Q21 1Q22 2Q22 Average outstandings ($B) 73.4 78.4 81.0 NCO ratio 2.67% 1.53% 1.60% Risk-adjusted margin2 9.76% 10.40% 9.95% Average line FICO 767 770 771 $7.1 $6.8 $6.8 $7.1 $7.1 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $2.5 $5.0 $7.5 $10.0 Key Stats 2Q21 1Q22 2Q22 Average outstandings ($B) 46.6 49.9 51.2 NCO ratio (0.07%) 0.03% 0.02% Average booked FICO 786 790 791 $20.3 $21.2 $23.0 $16.4 $14.5 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $10.0 $20.0 $30.0 Key Stats 2Q21 1Q22 2Q22 Average outstandings ($B)4 109.7 115.4 117.4 NCO ratio4 0.01% 0.01% 0.03% Average FICO 776 771 771 Average booked loan-to-value (LTV) 65% 64% 70% $1.2 $1.5 $1.7 $2.0 $2.5 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $1.0 $2.0 $3.0 $4.0 Key Stats 2Q21 1Q22 2Q22 Average outstandings ($B)4 24.8 22.0 21.8 NCO ratio4 0.03% (0.10%) (0.00%) Average FICO 801 800 797 Average booked combined LTV 59% 59% 58%

Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 $0 $500 $1,000 $1,500 $2,000 $2,500 • Beginning in 4Q20, we saw early stage delinquencies recede below pre-pandemic levels as expired deferrals worked through the delinquency periods and payment rates increased, fueled by stimulus payments • Late stage credit card delinquencies remain near multi-year lows, resulting in low card net charge- offs in 2Q22 • 5-29 days and 30 days+ past due delinquency rates are 49 bps and 76 bps lower than they were in 2Q19, respectively Credit Card Days Past Due Trend Credit Card 30+ Days Past Due ($MM) 5-29 Days ($MM) Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 $0 $500 $1,000 $1,500 $2,000 $2,500 30-59 Days ($MM) 60-89 Days ($MM) Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 $0 $100 $200 $300 $400 $500 $600 $700 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 $0 $100 $200 $300 $400 $500 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 $0 $200 $400 $600 $800 $1,000 $1,200 90+ Days ($MM) 24 1.58% 2.07% 1.96% 1.20% Delinquency Rate

Credit Card Dynamics Remain Healthy 1 Credit card utilization is calculated as ending loan balances divided by open credit line commitments, including inactive lines. 2 Payment rates indexed to 1 at December 2019. Payment rate is calculated as in-month payment volume divided by previous month ending loan balances. Credit Card Utilization1 Relative change in payment rates during the pandemic2 30+ Days Past Due Rate FICO <660 as a % of Total Balances 25 12% 9% Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 6% 8% 10% 12% 14% 68% 58% 22% 18% FICO <660 (LHS) Total portfolio (RHS) Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 50% 55% 60% 65% 70% 75% 15% 18% 20% 23% 25% 1.0x 1.4x 1.3x FICO <660 Total portfolio Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 0.5x 1.0x 1.5x 2.0x FICO <660 (LHS) Total portfolio (RHS) Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 10.0% 12.5% 15.0% 17.5% 20.0% 1.0% 1.5% 2.0% 2.5% 17.2% 12.2% 2.1% 1.2%

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Best-in-State Wealth Advisors (2022), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2021) • No. 1 on Barron’s Top 100 Women Financial Advisors List (2022) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022) • Celent Model Wealth Manager award for Client Experience (2022) • No. 1 in personal trust AUM(H) • Best Private Bank in the U.S. by Family Wealth Report(I) and Global Private Banker(J) • Best Philanthropy Offering in the U.S. by WealthBriefing(K) Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Average loans and leases includes PPP balances of $0.1B in 2Q22, $0.1B in 1Q22, $0.2B in 4Q21, $0.5B in 3Q21, and $0.7B in 2Q21. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $55B, $53B, $56B, $49B and $47B for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $5.1 $5.3 $5.4 $5.5 $5.4 1.4 1.5 1.5 1.7 1.8 3.1 3.2 3.2 3.2 3.1 0.6 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / Other 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $2.0 $4.0 $6.0 1,549 1,579 1,639 1,572 1,411 1,619 1,612 1,655 1,593 1,438 331 346 390 385 348 201 205 212 217 225 $3,653 $3,693 $3,840 $3,714 $3,367 AUM Brokerage / Other Deposits Loans and leases 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $1,000 $2,000 $3,000 $4,000 $194 $200 $205 $211 $219 92 94 96 99 102 47 50 53 55 57 52 53 54 55 57 Consumer real estate Securities-based lending Custom lending Credit card 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $50 $100 $150 $200 $250 $333 $339 $361 $385 $364 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 26

Global Wealth & Investment Management Digital Update[1]

Advisor-led Client Interactions, Powered by Digital

Digital Adoption

GWIM[2] 82%,
up from 80%

Online Mobile

81% of Merrill households[3] digitally active across the enterprise, up from 79% in 2Q21
86% of Private Bank[4] relationships digitally active across the enterprise, up from 83% in 2Q21

Client Engagement

56%

2Q GWIM Mobile Engagement[5] up 285bps YoY

Merrill 56%, up 281 bps YoY
Private Bank 70%, up 421 bps YoY

+33%

2Q GWIM Erica interactions YoY growth

Merrill advisors received 800K client insights
Merrill 1.7MM, up 33% YoY
Private Bank 118K, up 40% YoY

Digital Volume

77%

Merrill households enrolled in eDelivery

25K+ of eligible brokerage/bank accounts opened digitally through our Client Onboarding Experience (COBE)
Up from 73% last year

75%

Private Bank Check Deposit Transactions

160K+ Mobile Check Deposits, up 2% YoY
Up from 73% last year

[1] Except where otherwise noted, reflects figures for 2Q22.
[2] GWIM digital adoption is Merrill digital households, plus digital Private Bank relationships out of total Merrill primary households, plus Private Bank core relationships as of May, 2022 vs. May, 2021.
[3] Merrill households represent those households $250K+ as of June, 2022.
[4] Private Banking core relationships reflect relationships $3MM+ and excludes: irrevocable trust-only relationships; institutional philanthropic relationships; existing relationships as of May, 2022.
[5] GWIM mobile engagement is Merrill mobile households, plus mobile Private Bank relationships out of total Merrill primary households, plus Private Bank core relationships as of May, 2022 vs. May, 2021.

27

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Average loans and leases includes PPP balances of $1B in 2Q22, $1B in 1Q22, $2B in 4Q21, $4B in 3Q21 and $8B in 2Q21. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $65MM, $72MM, $28MM, $56MM and $97MM for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Global Most Innovative Financial Institution – 2022(L) • World's Best Bank, North America’s Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US(M) • Best Global Bank for Payments & Collections(N) • Model Bank for Corporate Digital Banking – For CashPro App(O) • Best Bank for Cash Management in North America(N) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(M) • Best Transaction Bank in North America, Best Supply Chain Finance Bank(P) • 2021 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(Q) • Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America(R) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $5.1 $5.2 $5.9 $5.2 $5.0 2.0 2.2 2.4 2.3 2.6 1.2 1.3 1.5 0.9 0.7 0.9 0.9 0.9 0.9 0.9 1.0 0.9 1.2 1.1 0.7 Net interest income IB fees Service charges All other income 2Q21 3Q21 4Q21 1Q22 2Q22 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 1,110 933 984 831 662 702 637 545 225 139 407 654 850 473 392 $2,122 $2,168 $2,351 $1,457 $1,128 Debt Equity Advisory 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 157 160 167 177 186 148 148 156 167 177 13 13 13 13 13 $325 $325 $339 $359 $377 Commercial Corporate Business Banking 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 5 $507 $534 $562 $540 $509 Noninterest-bearing Interest bearing 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 $500 $600 28 68% 69% 71% 71% 72% 32% 31% 29% 29% 28%

Global Banking Digital Update 76% Digitally active clients across commercial, corporate, and business banking clients (CashPro® & BA360 platforms) 192 bps YoY1 Digital Adoption 1.8MM Sign-ins on the CashPro® App, rolling 12 months2 46% YoY $537B Payment approvals on the CashPro® App, rolling 12 months2 120% YoY ~34MM Intelligent Receivables® (digitally matched), rolling 12 months1 56% YoY 87K Global digital wallet account enrollment for commercial cards 99% YoY1 ~64MM Proactive alerts and insights from CashPro®, rolling 12 months2 13% YoY 1.6MM Global payments to digital wallets, rolling 12 months1 27% YoY Client Engagement Online Mobile Connect API Digital Volumes 1 As of May, 2022. 2 As of June, 2022. Creating an innovative digital experience for our clients 29

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $9.8B for 2022 YTD. Reported sales and trading revenue was $8.9B, $8.6B, $8.8B and $6.7B for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Reported FICC sales and trading revenue was $5.2B, $5.2B, $5.9B and $4.4B for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Reported Equities sales and trading revenue was $3.7B, $3.5B, $2.9B and $2.3B for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. See note E on slide 33 and slide 36 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note G on slide 33 for definition of VaR. 2022 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Global Derivatives House of the Year(S) • Clearing House of the Year(S) • Interest Rate Derivatives House of the Year(T) • Global Leader for Sustainable Project Finance(L) • No. 2 Global Research Firm(U) • No. 2 Global Fixed Income Research Team(U) • No. 1 Municipal Bonds Underwriter(V) 2022 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $6.8 $8.7 $8.7 $8.6 4.5 5.9 5.2 5.0 2.3 2.9 3.5 3.7 FICC Equities 2019 YTD 2020 YTD 2021 YTD 2022 YTD $0.0 $2.5 $5.0 $7.5 $10.0 $485 $485 $534 $601 $36 $65 $76 $99 Avg. trading-related assets Avg. VaR 2019 YTD 2020 YTD 2021 YTD 2022 YTD $0 $250 $500 $750 $0 $25 $50 $75 $100 $125 60% 40% U.S. / Canada International 35% 65% Credit / Other Macro 3 30

Additional Presentation Information

Daily Loan and Lease Balance Trends ($B) 1 Excludes balances related to PPP (recorded in Commercial) of $2.1B, $3.0B, $4.7B, $8.4B, and $15.7B for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively. End of period total loans and leases were $1,030.8B, $993.1B, $979.1B, $927.7B, and $918.9B for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively. End of period Commercial loans and leases were $582.3B, $554.3B, $543.4B, $504.3B and $500.8B for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively. Excluding end of period PPP loan balances, total loans and leases were $1,028.7B and $990.2B for 2Q22 and 1Q22, and Commercial loan balances were $580.2B and $551.3B. Total loans and leases increased $37.6B, and excluding PPP loan balances, increased $38.6B, quarter-over-quarter. Total Commercial loans and leases increased $28.0B, and excluding PPP loan balances, increased $28.9B, quarter-over-quarter. Loan data excludes loans held-for-sale. 2 Credit card and residential mortgage only include balances recorded in Consumer Banking and GWIM, and exclude loans held-for-sale. Loans and Leases in Business Segments ex. PPP1 Credit Card2 Residential Mortgage2 Total Loans and Leases ex. PPP1 32 12/31/19 06/30/22 $850 $900 $950 $1,000 $1,050 $1,100 12/31/19 06/30/22 $350 $400 $450 $500 $550 $600 12/31/19 06/30/22 $70 $80 $90 $100 12/31/19 06/30/22 $190 $200 $210 $220 $230 Commercial Consumer

Notes

A Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

B Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	2Q22			1Q22			2Q21		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 3,827	$ 350	$ 4,177	$ 3,944	$ (52)	$ 3,892	$ 4,024	$ (697)	$ 3,327
Global Wealth & Investment Management	1,525	33	1,558	1,502	(41)	1,461	1,314	(62)	1,252
Global Banking	2,050	157	2,207	2,346	165	2,511	3,322	(831)	2,491
Global Markets	1,385	8	1,393	2,170	5	2,175	1,227	22	1,249
All Other	(1,792)	(25)	(1,817)	(1,977)	(47)	(2,024)	(1,735)	(53)	(1,788)
Total Corporation	$ 6,892	$ 523	$ 7,415	$ 7,879	$ 30	$ 7,909	$ 8,042	$ (1,621)	$ 6,421

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Interest rate sensitivity as of June 30, 2022, reflects the pretax impact to forecasted net interest income over the next 12 months from June 30, 2022 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposits portfolio in the forecast is a key assumption in our projected estimate of net interest income. The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast to the alternate rate environment. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $158MM, $69MM and ($34MM) for 2Q22, 1Q22 and 2Q21, respectively, and $227MM, ($36MM), $39MM and ($121MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Net DVA gains (losses) included in FICC revenue were $160MM, $60MM and ($28MM) for 2Q22, 1Q22 and 2Q21, respectively, and $220MM, ($37MM), $29MM and ($109MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Net DVA gains (losses) included in Equities revenue were ($2MM), $9MM and ($6MM) for 2Q22, 1Q22 and 2Q21, respectively, and $7MM, $1MM, $10MM and ($12MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively.

F Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Market's results of operations and historical results for 2Q22 were not restated.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $36MM, $30MM, $32MM, $21MM and $19MM for 2Q22, 1Q22, 2Q21, 2Q20 and 2Q19, respectively, and $33MM, $29MM, $24MM and $20MM for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively.

33

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (B) Keynova 2Q22 Online Banker Scorecard, Javelin 2021 Online and Mobile Banking Scorecards. (C) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers’ satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details. (D) FDIC, 1Q22. (E) Global Finance, May 2022. (F) Global Finance, August 2021. (G) J.D. Power 2022 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards. (H) Industry Q1-22 FDIC call reports. (I) Family Wealth Report, 2022. (J) Global Private Banking, The Digital Banker, 2021. (K) WealthBriefing, 2022. (L) Global Finance, 2022. (M) Euromoney, 2022. (N) Global Finance Treasury & Cash Management Awards, 2022. (O) Celent, 2022. (P) Transaction Banking Awards, The Banker, 2021. (Q) Greenwich, 2022. (R) Global Finance, 2021. (S) GlobalCapital, 2021. (T) Risk.net, 2022. (U) Institutional Investor, 2021. (V) Refinitiv, 2022 YTD. 34

Forward-Looking Statements Bank of America Corporation (the “Corporation”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward- looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2021 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Corporation’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/ Ukraine conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 35

Important Presentation Information 36 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2022, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 2Q22 Financial Results on slide 2 and on the Summary Income Statement for each segment. • The Corporation views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $103MM, $106MM, $105MM, $101MM and $110MM for 2Q22, 1Q22, 4Q21, 3Q21 and 2Q21, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2022, the Corporation adjusted the amount of capital being allocated to its business segments.